UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010 (August 13, 2010)

ALLIED HEALTHCARE INTERNATIONAL INC.
 (Exact name of registrant as specified in its charter)

New York	1-11570	13-3098275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-0064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(b) On August 13, 2010, G. Richard Green notified Allied Healthcare International Inc. (the “Company”) that he was resigning from the board of directors of the Company, effective as of August 21, 2010. In his letter of resignation, Mr. Green stated that his decision to resign was made for personal reasons and to be able to focus more attention on his various other interests.

(d) The board of directors of the Company has determined, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors, to appoint Professor Raymond J. Playford to the board of directors of the Company. Professor Playford’s appointment to the board is effective as of August 21, 2010.

Employment History

Professor Playford has served as the Medical Advisor to the board of directors of the Company since April 2010. Professor Playford has been vice principal of Queen Mary University of London since 2006. From 2000 to 2006, he was a professor of gastroenterology at Imperial College. Professor Playford has also served as the company secretary of Nutritional Bioscience Ltd., which is engaged in health research, since 2005, as a non-executive director of Barking Havering & Redbrige NHS Trust since 2009 and as a director of Repair and Protection Foods Ltd., which is engaged in food research, since 2010.

Certain Relationships and Related Transactions

In March 2010, Professor Playford and the Company entered into a letter agreement pursuant to which Professor Playford agreed to serve as Medical Advisor to the board of directors of the Company for the period from April 1, 2010 through September 30, 2010 or such other term as Professor Playford and the Company shall mutually agree upon. The letter agreement may be terminated at any time by either of party upon written notice to the other. In consideration of serving as advisor, the Company agreed to pay Professor Playford the sum of $10,000 per quarter and to reimburse him for reasonable out-of-pocket expenses incurred by him in connection with performing his services for the Company.

Director Compensation

As a non-employee director of the Company, Professor Playford will be entitled to the same cash compensation as other non-employee directors. Each non-employee director is entitled to an annual retainer of $30,000 per year. As a non-employee director, he will also be entitled to be considered for grants of stock options from time to time. Professor Playford will also enter into the standard indemnity agreement between the Company and its officers and directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

99.1	Press release, dated August 19, 2010, of Allied Healthcare International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2010

ALLIED HEALTHCARE INTERNATIONAL INC.

By:	/s/ Marvet Abbassi
Name: Marvet Abbassi Title: Financial Controller